                                                                    Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 5, 2001 relating to the financial statements, which appear in White Electronic Designs Corporation's Annual Report on Form 10-K for the year ended September 29, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Phoenix, Arizona
September 9, 2002